Exhibit 3.1

THIRDFOURTH AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

DDRSITE CENTERS CORP.

The undersigned, desiring to form a corporation for profit under Sections 1701.01 to 1701.98, inclusive, of the Ohio Revised Code, does hereby certify:

FIRST: The name of the Corporation shall be DDRSITE Centers Corp.

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DIVISION A

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II. The Class B Cumulative Preferred Shares. The Class B Cumulative Preferred Shares shall have the following express terms:

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Section 6. 9.44% Class B Cumulative Redeemable Preferred Shares. Of the 750,000 authorized Class B Shares, 177,500 shares are designated as a series entitled “9.44% Class B Cumulative Redeemable Preferred Shares” (hereinafter called “9.44% Class B Preferred Shares”). The 9.44% Class B Preferred Shares shall have the express terms set forth in this Item II as being applicable to all Class B Shares as a class and, in addition, the following express terms applicable to all 9.44% Class B Preferred Shares as a series of Class B Shares:

(a) The annual dividend rate of the 9.44% Class B Preferred Shares shall be 9.44% of the liquidation preference of $250.00 per share.

(b) Dividends on the 9.44% Class B Preferred Shares shall be payable, if declared, quarterly on or about the 15th day of March, June, September, and December each year, the first quarterly dividend being payable, if declared, on March 15, 1996. The dividends payable for each full quarterly dividend period on each 9.44% Class B Preferred Share shall be $5.90.

Dividends for the initial dividend period on the 9.44% Class B Preferred Shares, or for any period shorter or longer than a full dividend period on the 9.44% Class B Preferred Shares, shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The aggregate dividend payable quarterly to each holder of 9.44% Class B Preferred Shares shall be rounded to the nearest one-hundredth of one cent with $.00005 being rounded upward. Each dividend shall be payable to the holders of record on such record date, no less than 10 nor more than 30 days preceding the payment date thereof, as shall be fixed from time to time by the Corporation’s Board of Directors

(c) Dividends on 9.44% Class B Preferred Shares shall be cumulative as follows:

(1) With respect to shares included in the initial issue of 9.44% Class B Preferred Shares and shares issued any time thereafter up to and including the record date for the payment of the first dividend on the initial issue of 9.44% Class B Preferred Shares, dividends shall be cumulative from the date of the initial issue of 9.44% Class B Preferred Shares; and

(2) With respect to shares issued any time after the aforesaid record date, dividends shall be cumulative from the dividend payment date next preceding the date of issue of such shares, except that if such shares are issued during the period commencing the day after the record date for the payment of a dividend on 9.44% Class B Preferred Shares and ending on the payment date of that dividend, dividends with respect to such shares shall be cumulative from that dividend payment date.

(d) Except as required to preserve the Corporation’s status as a real estate investment trust under the Internal Revenue Code of 1986, as amended, the 9.44% Class B Preferred Shares may not be redeemed prior to December 26, 2000. At any time or from time to time on and after December 26, 2000 the Corporation, at its option upon not less than thirty (30) nor more than sixty (60) days’ written notice, may redeem all or any part of the 9.44% Class B Preferred Shares at a redemption price of $250.00 per share plus, in each case, an amount equal to all dividends accrued and unpaid thereon to the redemption date, without interest. The redemption price (other than the portion thereof consisting of accrued and unpaid dividends) is payable solely out of the sale proceeds of other capital shares of the Corporation, which may include any equity securities (including common shares and preferred shares), shares, interests, participation or other ownership interests (however designated) and any rights (other than debt securities convertible into or exchangeable for equity securities), or options to purchase any of the foregoing.

(e) The amount payable per 9.44% Class B Preferred Share in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation shall be $250.00, plus an amount equal to all dividends accrued and unpaid thereon to the date of payment.

(f) All dividend payments made on the 9.44% Class B Preferred Shares, at any time during which the Corporation is in default in the payment of dividends on such 9.44% Class B Preferred Shares for any dividend period, shall, for the purposes of Section 5(b)(1) of this Item II, be deemed to be made in respect of the earliest dividend period with respect to which the Corporation is in default.

III. The Class C Cumulative Preferred Shares. The Class C Shares shall have the following express terms:

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Section 6. 8 3/8% Class C Cumulative Redeemable Preferred Shares. Of the 750,000 authorized Class C Shares, 460,000 shares are designated as a series entitled “8 3/8% Class C Cumulative Redeemable Preferred Shares” (hereinafter called “8 3/8% Class C Preferred Shares”). The 8 3/8% Class C Preferred Shares shall have the express terms set forth in this Division as being applicable to all Class C Shares as a class and, in addition, the following express terms applicable to all 8 3/8% Class C Preferred Shares as a series of Class C Shares:

(a) The annual dividend rate of the 8 3/8% Class C Preferred Shares shall be 8 3/8% of the liquidation preference of $250.00 per share.

(b) Dividends on the 8 3/8% Class C Preferred Shares shall be payable, if declared, quarterly on or about the fifteenth day of March, June, September, and December each year, the first quarterly dividend being payable, if declared, on September 15, 1998. The dividends payable for each full quarterly dividend period on each 8 3/8% Class C Preferred Share shall be $5.234375.

Dividends for the initial dividend period on the 8 3/8% Class C Preferred Shares, or for any period shorter or longer than a full dividend period on the 8 3/8% Class C Preferred Shares, shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The aggregate dividend payable quarterly to each holder of 8 3/8% Class C Preferred Shares shall be rounded to the nearest one-hundredth of one cent with $.00005 being rounded upward. Each dividend shall be payable to the holders of record on such record date, no less than 10 nor more than 30 days preceding the payment date thereof, as shall be fixed from time to time by the Corporation’s Board of Directors.

(c) Dividends on 8 3/8% Class C Preferred Shares shall be cumulative as follows:

(1) With respect to shares included in the initial issue of 8 3/8% Class C Preferred Shares and shares issued any time thereafter up to and including the record date for the payment of the first dividend on the initial issue of 8 3/8% Class C Preferred Shares, dividends shall be cumulative from the date of the initial issue of 8 3/8% Class C Preferred Shares; and

(2) With respect to shares issued any time after the aforesaid record date, dividends shall be cumulative from the dividend payment date next preceding the date of issue of such shares, except that if such shares are issued during the period commencing the day after the record date for the payment of a dividend on 8 3/8% Class C Preferred Shares and ending on the payment date of that dividend, dividends with respect to such shares shall be cumulative from that dividend payment date.

(d) Except as required to preserve the Corporation’s status as a real estate investment trust under the Internal Revenue Code of 1986, as amended, the 8 3/8% Class C Preferred Shares may not be redeemed prior to July 7, 2003. At any time or from time to time on and after July 7, 2003 the Corporation, at its option upon not less than thirty (30) nor more than sixty days’ written notice, may redeem all or any part of the 8 3/8% Class C Preferred Shares at a redemption price of $250.00 per share plus, in each case, an amount equal to all dividends accrued and unpaid thereon to the redemption date, without interest. The redemption price (other than the portion thereof consisting of accrued and unpaid dividends) is payable solely out of the sale proceeds of other capital shares of the

Corporation, which may include any equity securities (including common shares and preferred shares), shares, interests, participation or other ownership interests (however designated) and any rights (other than debt securities convertible into or exchangeable for equity securities), or options to purchase any of the foregoing.

(e) The amount payable per 8 3/8% Class C Preferred Share in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation shall be $250.00, plus an amount equal to all dividends accrued and unpaid thereon to the date of payment.

(f) All dividend payments made on the 8 3/8% Class C Preferred Shares, at any time during which the Corporation is in default in the payment of dividends on such 8 3/8% Class C Preferred Shares for any dividend period, shall, for the purposes of Section 5(b)(1) of this Division A-III, be deemed to be made in respect of the earliest dividend period with respect to which the Corporation is in default.

IV. The Class D Cumulative Preferred Shares. The Class D Shares shall have the following express terms:

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Section 6. 8.68% Class D Cumulative Redeemable Preferred Shares. Of the 750,000 authorized Class D Shares, 230,000 shares are designated as a series entitled “8.68% Class D Cumulative Redeemable Preferred Shares” (hereinafter called “8.68% Class D Preferred Shares”). The 8.68% Class D Preferred Shares shall have the express terms set forth in this Division as being applicable to all Class D Shares as a class and, in addition, the following express terms applicable to all 8.68% Class D Preferred Shares as a series of Class D Shares:

(a) The annual dividend rate of the 8.68% Class D Preferred Shares shall be 8.68% of the liquidation preference of $250.00 per share.

(b) Dividends on the 8.68% Class D Preferred Shares shall be payable, if declared, quarterly on or about the fifteenth day of March, June, September, and December each year, the first quarterly dividend being payable, if declared, on December 15, 1998. The dividends payable for each full quarterly dividend period on each 8.68% Class D Preferred Share shall be $5.425.

Dividends for the initial dividend period on the 8.68% Class D Preferred Shares, or for any period shorter or longer than a full dividend period on the 8.68% Class D Preferred Shares, shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The aggregate dividend payable quarterly to each holder of 8.68% Class D Preferred Shares shall be rounded to the nearest one-hundredth of one cent with $.00005 being rounded upward. Each dividend shall be payable to the holders of record on such record date, no less than 10 nor more than 30 days preceding the payment date thereof, as shall be fixed from time to time by the Corporation’s Board of Directors.

(c) Dividends on 8.68% Class D Preferred Shares shall be cumulative as follows:

(1) With respect to shares included in the initial issue of 8.68% Class D Preferred Shares and shares issued any time thereafter up to and including the record date for the payment of the first dividend on the initial issue of 8.68% Class D Preferred Shares, dividends shall be cumulative from the date of the initial issue of 8.68% Class D Preferred Shares; and

(2) With respect to shares issued any time after the aforesaid record date, dividends shall be cumulative from the dividend payment date next preceding the date of issue of such shares, except that if such shares are issued during the period commencing the day after the record date for the payment of a dividend on 8.68 % Class D Preferred Shares and ending on the payment date of that dividend, dividends with respect to such shares shall be cumulative from that dividend payment date.

(d) Except as required to preserve the Corporation’s status as a real estate investment trust under the Internal Revenue Code of 1986, as amended, the 8.68% Class D Preferred Shares may not be redeemed prior to August 20, 2003. At any time or from time to time on and after August 20, 2003 the Corporation, at its option upon not less than thirty (30) nor more than sixty (60) days’ written notice, may redeem all or any part of the 8.68% Class D Preferred Shares at a redemption price of $250.00 per share plus, in each case, an amount equal to all dividends accrued and unpaid thereon to the redemption date, without interest. The redemption price (other than the portion thereof consisting of accrued and unpaid dividends) is payable solely out of the sale proceeds of other capital shares of the Corporation, which may include any equity securities (including common shares and preferred shares), shares, interests, participation or other ownership interests (however designated) and any rights (other than debt securities convertible into or exchangeable for equity securities), or options to purchase any of the foregoing.

(e) The amount payable per 8.68% Class D Preferred Share in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation shall be $250.00, plus an amount equal to all dividends accrued and unpaid thereon to the date of payment.

(f) All dividend payments made on the 8.68% Class D Preferred Shares, at any time during which the Corporation is in default in the payment of dividends on such 8.68% Class D Preferred Shares for any dividend period, shall, for the purposes of Section 5(b)(1) of this Division A-IV, be deemed to be made in respect of the earliest dividend period with respect to which the Corporation is in default.

V. The Class E Cumulative Preferred Shares. The Class E Shares shall have the following express terms:

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Section 6. Class E Series I Cumulative Preferred Shares.

(a) DESIGNATION AND AMOUNT. Of the 750,000 authorized Class E Cumulative Preferred Shares, without par value, 750,000 are designated as a series designated as “Class E Series I Cumulative Preferred Shares” (the “Series I Preferred

Shares”). The Series I Preferred Shares have the express terms set forth in this Division as being applicable to all Preferred Shares as a class and, in addition, the following express terms applicable to all Series I Preferred Shares as a series of Preferred Shares. The number of Series I Preferred Shares may be increased or decreased by resolution of the Board of Directors and by the filing of a certificate of amendment pursuant to the provisions of the General Corporation Law of the State of Ohio stating that such increase or reduction has been so authorized; however, no decrease shall reduce the number of Series I Preferred Shares to a number less than that of the Series I Preferred Shares then outstanding plus the number of Series I Preferred Shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Company.

(b) DIVIDENDS AND DISTRIBUTIONS.

(1) (i) Subject to the rights of the holders of any series of preferred shares (or any similar shares) ranking prior to the Series I Preferred Shares with respect to dividends, the holders of Series I Preferred Shares, in preference to the holders of Common Shares and of any other junior shares, will be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the fifteenth day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a Series I Preferred Share or fraction thereof, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $10.00 or (b) subject to the provisions for adjustment hereinafter set forth, 10,000 times the aggregate per share amount of all cash dividends, and 10,000 times the aggregate per share amount (payable in kind) of all noncash dividends or other distributions other than a dividend payable in Common Shares or a subdivision of the outstanding Common Shares (by reclassification or otherwise), declared on the Common Shares after the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, after the first issuance of any Series I Preferred Share or fraction thereof. The multiple of cash and noncash dividends declared on the Common Shares to which holders of the Series I Preferred Shares are entitled, which is 10,000 initially but which will be adjusted from time to time as hereinafter provided, is hereinafter referred to as the “Dividend Multiple.” If the Company at any time after May 26, 1999 (the “Rights Declaration Date”): (i) declares or pays any dividend on the Common Shares payable in Common Shares, or (ii) effects a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares) into a greater or lesser number of Common Shares, then in each such case the Dividend Multiple thereafter applicable to the determination of the amount of dividends that holders of Series I Preferred Shares are entitled to receive will be the Dividend Multiple applicable immediately prior to that event multiplied by a fraction, the numerator of which is the number of Common Shares outstanding immediately after that event and the denominator of which is the number of Common Shares that were outstanding immediately prior to that event.

(ii) Notwithstanding anything else contained in this paragraph (1), the Company shall, out of funds legally available for that purpose, declare a dividend or distribution on the Series I Preferred Shares as provided in this paragraph (1) immediately after it declares a dividend or distribution on the Common Shares (other than a dividend payable in Common Shares); but if no dividend or distribution has been declared on the Common Shares during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $10.00 per share on the Series I Preferred Shares shall nevertheless accrue on such subsequent Quarterly Dividend Payment Date.

(2) Dividends will begin to accrue and be cumulative on outstanding Series I Preferred Shares from the Quarterly Dividend Payment Date next preceding the date of issue of such Series I Preferred Shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares will begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of Series I Preferred Shares entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends will begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends will not bear interest. Dividends paid on the Series I Preferred Shares in an amount less than the total amount of such dividends at the time accrued and payable on such shares will be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix in accordance with applicable law a record date for the determination of holders of Series I Preferred Shares entitled to receive payment of a dividend or distribution declared thereon, which record date will be not more than such number of days prior to the date fixed for the payment thereof as may be allowed by applicable law.

(c) REACQUIRED SHARES. Any Series I Preferred Shares purchased or otherwise acquired by the Company in any manner whatsoever will be retired and canceled promptly after the acquisition thereof. All such shares will upon their cancellation become authorized but unissued preferred shares and may be reissued as part of a new series of Preferred Shares to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

(d) LIQUIDATION, DISSOLUTION OR WINDING UP. Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Company, no distribution may be made (x) to the holders of shares ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series I Preferred Shares unless, prior thereto, the holders of Series I Preferred Shares shall have received an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, plus an amount equal to the greater of (1) $10,000.00 per share or (2) an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 10,000 times the aggregate amount to be distributed per share to holders of Common Shares, or (y) to the holders of shares ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series I Preferred Shares, except distributions made ratably on the Series I Preferred

Shares and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. If the Company at any time after the Rights Declaration Date (i) declares or pays any dividend on Common Shares payable in Common Shares, or (ii) effects a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares) into a greater or lesser number of Common Shares, then in each such case the aggregate amount per share to which holders of Series I Preferred Shares were entitled immediately prior to such event under clause (x) of the preceding sentence will be adjusted by multiplying such amount by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

Neither the consolidation of nor merging of the Company with or into any other corporation or corporations, nor the sale or other transfer of all or substantially all of the assets of the Company, will be considered to be a liquidation, dissolution or winding up of the Company within the meaning of this paragraph (d).

(e) CONSOLIDATION, MERGER, ETC. If the Company shall enter into any consolidation, merger, combination or other transaction in which the Common Shares are exchanged for or changed into other shares, stock or securities, cash or any other property, then in any such case the Series I Preferred Shares will at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 10,000 times the aggregate amount of shares, stock, securities, or other property, as the case may be, into which or for which each Common Share is changed or exchanged, plus accrued and unpaid dividends, if any, payable with respect to the Series I Preferred Shares. If the Company at any time after the Rights Declaration Date (i) declares or pays any dividend on Common Shares payable in Common Shares, or (ii) effects a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares) into a greater or lesser number of Common Shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of Series I Preferred Shares will be adjusted by multiplying such amount by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

(f) REDEMPTION. The Series I Preferred Shares are not redeemable, but the foregoing does not limit the ability of the Company to purchase or otherwise deal in the Series I Preferred Shares to the extent otherwise permitted hereby and by law.

(g) AMENDMENT. The Amended and Restated Articles of Incorporation of the Company, as amended, may not be amended in any manner that would materially alter or change the powers, preferences or special rights of the Series I Preferred Shares so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding Series I Preferred Shares, voting separately as a class.

(h) FRACTIONAL SHARES. Series I Preferred Shares may be issued in whole shares or in any fraction of a share that is one ten thousandth (1/10,000th) of a share or any integral multiple of such fraction, which will entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and have the benefit of all other rights of holders of Series I Preferred Shares. In lieu of fractional shares, the Company may elect to make a cash payment as provided in that certain Rights Agreement dated as of May 26, 1999, between the Company and National City Bank, a national banking association, as rights agent, for fractions of a share smaller than one ten- thousandth (1/10,000th) of a share or any integral multiple thereof.

VI. The Class F Cumulative Preferred Shares. The Class F Shares shall have the following express terms:

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Section 6. 8.60% Class F Cumulative Redeemable Preferred Shares. Of the 750,000 authorized Class F Shares, 690,000 shares are designated as a series entitled “8.60% Class F Cumulative Redeemable Preferred Shares” (hereinafter called “8.60% Class F Preferred Shares”). The 8.60% Class F Preferred Shares shall have the express terms set forth in this Division as being applicable to all Class F Shares as a class and, in addition, the following express terms applicable to all 8.60% Class F Preferred Shares as a series of Class F Shares:

(a) The annual dividend rate of the 8.60% Class F Preferred Shares shall be 8.60% of the liquidation preference of $250.00 per share.

(b) Dividends on the 8.60% Class F Preferred Shares shall be payable, if declared, quarterly on or about the fifteenth day of March, June, September, and December each year, the first quarterly dividend being payable, if declared, on June 15, 2002. The dividends payable for each full quarterly dividend period on each 8.60% Class F Preferred Shares shall be $0.5375. Dividends for the initial dividend period on the 8.60% Class F Preferred Shares, or for any period shorter or longer than a full dividend period on the 8.60% Class F Preferred Shares, shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The aggregate dividend payable quarterly to each holder of 8.60% Class F Preferred Shares shall be rounded to the nearest one one-hundredth of one cent with $.00005 being rounded upward. Each dividend shall be payable to the holders of record on such record date, no less than 10 nor more than 30 days preceding the payment date thereof, as shall be fixed from time to time by the Corporation’s Board of Directors.

(c) Dividends on 8.60% Class F Preferred Shares shall be cumulative as follows:

(1) With respect to shares included in the initial issue of 8.60% Class F Preferred Shares and shares issued any time thereafter up to and including the record date for the payment of the first dividend on the initial issue of 8.60% Class F Preferred Shares, dividends shall be cumulative from the date of the initial issue of 8.60% Class F Preferred Shares; and

(2) With respect to shares issued any time after the aforesaid record date, dividends shall be cumulative from the dividend payment date next preceding the date of issue of such shares, except that if such shares are issued during the period commencing the day after the record date for the payment of a dividend on 8.60% Class F Preferred Shares and ending on the payment date of that dividend, dividends with respect to such shares shall be cumulative from that dividend payment date.

(d) Except as required to preserve the Corporation’s status as a real estate investment trust under the Internal Revenue Code of 1986, as amended, the 8.60% Class F Preferred Shares may not be redeemed prior to March 27, 2007. At any time or from time to time on and after March 27, 2007 the Corporation, at its option upon not less than thirty (30) nor more than sixty (60) days’ written notice, may redeem all or any part of the 8.60% Class F Preferred Shares at a redemption price of $250.00 per share plus, in each case, an amount equal to all dividends accrued and unpaid thereon to the redemption date, without interest. The redemption price (other than the portion thereof consisting of accrued and unpaid dividends) is payable solely out of the sale proceeds of other capital shares of the Corporation, which may include any equity securities (including common shares and preferred shares), shares, interests, participation or other ownership interests (however designated) and any rights (other than debt securities convertible into or exchangeable for equity securities), or options to purchase any of the foregoing.

(e) The amount payable per 8.60% Class F Preferred Share in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation shall be $250.00, plus an amount equal to all dividends accrued and unpaid thereon to the date of payment.

(f) All dividend payments made on the 8.60% Class F Preferred Shares, at any time during which the Corporation is in default in the payment of dividends on such 8.60% Class F Preferred Shares for any dividend period, shall, for the purposes of Section 5(b)(1) of this Division A-VI, be deemed to be made in respect of the earliest dividend period with respect to which the Corporation is in default.

VII. The Class G Cumulative Preferred Shares. The Class G Shares shall have the following express terms:

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Section 6. 8% Class G Cumulative Redeemable Preferred Shares. Of the 750,000 authorized Class G Shares, 736,000 shares are designated as a series entitled “8% Class G Cumulative Redeemable Preferred Shares” (hereinafter called “8% Class G Preferred Shares”). The 8% Class G Preferred Shares shall have the express terms set forth in this Division as being applicable to all Class G Shares as a class and, in addition, the following express terms applicable to all 8% Class G Preferred Shares as a series of Class G Shares:

(a) The annual dividend rate of the 8% Class G Preferred Shares shall be 8% of the liquidation preference of $250.00 per share.

(b) Dividends on the 8% Class G Preferred Shares shall be payable, if declared, quarterly in arrears on or about the fifteenth day of each March, June, September, and December or, if not a business day, the next succeeding business day, the first quarterly dividend being payable, if declared, on June 16, 2003. The dividends payable for each full quarterly dividend period on each 8% Class G Preferred Shares shall be $5.00.

Dividends for the initial dividend period on the 8% Class G Preferred Shares, or for any period shorter or longer than a full dividend period on the 8% Class G Preferred Shares, shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The aggregate dividend payable quarterly to each holder of 8% Class G Preferred Shares shall be rounded to the nearest one one-hundredth of one cent with $.00005 being rounded upward. Each dividend shall be payable to the holders of record on such record date, no less than 10 nor more than 30 days preceding the payment date thereof, as shall be fixed from time to time by the Corporation’s Board of Directors.

(c) Dividends on 8% Class G Preferred Shares shall be cumulative as follows:

(1) With respect to shares included in the initial issue of 8% Class G Preferred Shares and shares issued any time thereafter up to and including the record date for the payment of the first dividend on the initial issue of 8% Class G Preferred Shares, dividends shall be cumulative from the date of the initial issue of 8% Class G Preferred Shares; and

(2) With respect to shares issued any time after the aforesaid record date, dividends shall be cumulative from the dividend payment date next preceding the date of issue of such shares, except that if such shares are issued during the period commencing the day after the record date for the payment of a dividend on 8% Class G Preferred Shares and ending on the payment date of that dividend, dividends with respect to such shares shall be cumulative from that dividend payment date.

(d) Except as required to preserve the Corporation’s status as a real estate investment trust under the Internal Revenue Code of 1986, as amended, the 8% Class G Preferred Shares may not be redeemed prior to March 28, 2008. At any time or from time to time on and after March 28, 2008 the Corporation, at its option upon not less than thirty (30) nor more than sixty (60) days’ written notice, may redeem all or any part of the 8% Class G Preferred Shares at a redemption price of $250.00 per share plus, in each case, an amount equal to all dividends accrued and unpaid thereon to the redemption date, without interest.

(e) The amount payable per 8% Class G Preferred Share in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation shall be $250.00, plus an amount equal to all dividends accrued and unpaid thereon to the date of payment.

(f) All dividend payments made on the 8% Class G Preferred Shares, at any time during which the Corporation is in default in the payment of dividends on such 8% Class G Preferred Shares for any dividend period, shall, for the purposes of Section 5(b)(1) of this Division A-VII, be deemed to be made in respect of the earliest dividend period with respect to which the Corporation is in default.

VIII. The Class H Cumulative Preferred Shares. The Class H Shares shall have the following express terms:

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Section 6. 7 3/8% Class H Cumulative Redeemable Preferred Shares. Of the 750,000 authorized Class H Shares, 410,000 shares are designated as a series entitled “7 3/8% Class H Cumulative Redeemable Preferred Shares” (hereinafter called “7 3/8% Class H Preferred Shares”). The 7 3/8% Class H Preferred Shares shall have the express terms set forth in this Division as being applicable to all Class H Shares as a class and, in addition, the following express terms applicable to all 7 3/8% Class H Preferred Shares as a series of Class H Shares:

(a) The annual dividend rate of the 7 3/8% Class H Preferred Shares shall be 7 3/8% of the liquidation preference of $500.00 per share.

(b) Dividends on the 7 3/8% Class H Preferred Shares shall be payable, if declared, quarterly in arrears on or about the fifteenth day of each January, April, July, and October or, if not a business day, the next succeeding business day, the first quarterly dividend being payable, if declared, on October 15, 2003. The dividends payable for each full quarterly dividend period on each 7 3/8% Class H Preferred Shares shall be $9.21875.

Dividends for the initial dividend period on the 7 3/8% Class H Preferred Shares, or for any period shorter or longer than a full dividend period on the 7 3/8% Class H Preferred Shares, shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The aggregate dividend payable quarterly to each holder of 7 3/8% Class H Preferred Shares shall be rounded to the nearest one one-hundredth of one cent with $.00005 being rounded upward. Each dividend shall be payable to the holders of record on such record date, no less than 10 nor more than 30 days preceding the payment date thereof, as shall be fixed from time to time by the Company’s Board of Directors.

(c) Dividends on 7 3/8% Class H Preferred Shares shall be cumulative as follows:

(1) With respect to shares included in the initial issue of 7 3/8% Class H Preferred Shares and shares issued any time thereafter up to and including the record date for the payment of the first dividend on the initial issue of 7 3/8% Class H Preferred Shares, dividends shall be cumulative from the date of the initial issue of 7 3/8% Class H Preferred Shares; and

(2) With respect to shares issued any time after the aforesaid record date, dividends shall be cumulative from the dividend payment date next preceding the date of issue of such shares, except that if such shares are issued during the period commencing the day after the record date for the payment of a dividend on 7 3/8% Class H Preferred Shares and ending on the payment date of that dividend, dividends with respect to such shares shall be cumulative from that dividend payment date.

(d) Except as required to preserve the Company’s status as a real estate investment trust under the Internal Revenue Code of 1986, as amended, the 7 3/8% Class H Preferred Shares may not be redeemed prior to July 28, 2008. At any time or from time to time on and after July 28, 2008 the Company, at its option upon not less than thirty (30) nor more than sixty days’ written notice, may redeem all or any part of the 7 3/8% Class H Preferred Shares at a redemption price of $500.00 per share plus, in each case, an amount equal to all dividends accrued and unpaid thereon to the redemption date, without interest.

(e) The amount payable per 7 3/8% Class H Preferred Share in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company shall be $500.00, plus an amount equal to all dividends accrued and unpaid thereon to the date of payment.

(f) All dividend payments made on the 7 3/8% Class H Preferred Shares, at any time during which the Company is in default in the payment of dividends on such 7 3/8% Class H Preferred Shares for any dividend period, shall, for the purposes of Section 5(b)(1) of this Division A-VIII, be deemed to be made in respect of the earliest dividend period with respect to which the Company is in default.

IX. The Class I Cumulative Preferred Shares. The Class I Shares shall have the following express terms:

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Section 6. 7.50% Class I Cumulative Redeemable Preferred Shares. Of the 750,000 authorized Class I Shares, 345,000 shares are designated as a series entitled “7.50% Class I Cumulative Redeemable Preferred Shares” (hereinafter called “7.50% Class I Preferred Shares”). The 7.50% Class I Preferred Shares shall have the express terms set forth in this Division as being applicable to all Class I Shares as a class and, in addition, the following express terms applicable to all 7.50% Class I Preferred Shares as a series of Class I Shares:

(a) The annual dividend rate of the 7.50% Class I Preferred Shares shall be 7.50% of the liquidation preference of $500.00 per share.

(b) Dividends on the 7.50% Class I Preferred Shares shall be payable, if declared, quarterly in arrears on or about the fifteenth day of each January, April, July, and October or, if not a business day, the next succeeding business day, the first quarterly dividend being payable, if declared, on July 15, 2004. The dividends payable for each full quarterly dividend period on each 7.50% Class I Preferred Share shall be $9.375.

Dividends for the initial dividend period on the 7.50% Class I Preferred Shares, or for any period shorter or longer than a full dividend period on the 7.50% Class I Preferred Shares, shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The aggregate dividend payable quarterly to each holder of 7.50% Class I Preferred Shares shall be rounded to the nearest one one-hundredth of one cent with $.00005 being rounded upward. Each dividend shall be payable to the holders of record on such record date, no less than 10 nor more than 30 days preceding the payment date thereof, as shall be fixed from time to time by the Company’s Board of Directors.

(c) Dividends on 7.50% Class I Preferred Shares shall be cumulative as follows:

(1) With respect to shares included in the initial issue of 7.50% Class I Preferred Shares and shares issued any time thereafter up to and including the record date for the payment of the first dividend on the initial issue of 7.50% Class I Preferred Shares, dividends shall be cumulative from the date of the initial issue of 7.50% Class I Preferred Shares; and

(2) With respect to shares issued any time after the aforesaid record date, dividends shall be cumulative from the dividend payment date next preceding the date of issue of such shares, except that if such shares are issued during the period commencing the day after the record date for the payment of a dividend on 7.50% Class I Preferred Shares and ending on the payment date of that dividend, dividends with respect to such shares shall be cumulative from that dividend payment date.

(d) Except as required to preserve the Company’s status as a real estate investment trust under the Internal Revenue Code of 1986, as amended, the 7.50% Class I Preferred Shares may not be redeemed prior to May 7, 2009. At any time or from time to time on and after May 7, 2009 the Company, at its option upon not less than thirty (30) nor more than sixty days’ written notice, may redeem all or any part of the 7.50% Class I Preferred Shares at a redemption price of $500.00 per share plus, in each case, an amount equal to all dividends accrued and unpaid thereon to the redemption date, without interest.

(e) The amount payable per 7.50% Class I Preferred Share in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company shall be $500.00, plus an amount equal to all dividends accrued and unpaid thereon to the date of payment.

(f) All dividend payments made on the 7.50% Class I Preferred Shares, at any time during which the Company is in default in the payment of dividends on such 7.50% Class I Preferred Shares for any dividend period, shall, for the purposes of Section 5(b)(1) of this Division A-IX, be deemed to be made in respect of the earliest dividend period with respect to which the Company is in default.

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THIRTEENTH: These ThirdFourth Amended and Restated Articles of Incorporation shall take the place of and supersede the Corporation’s existing Amended and Restated Articles of Incorporation, as amended.